UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2024

Traws Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Onconova Therapeutics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 1, 2024, Onconova Therapeutics, Inc., a Delaware corporation (“we,” “us,”, “our,” or the “Company”), acquired Trawsfynydd Therapeutics, Inc., a Delaware corporation (“Trawsfynydd”), in accordance with the terms of an Agreement and Plan of Merger, dated April 1, 2024 (the “Merger Agreement”), by and among the Company, Traws Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), Traws Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), and Trawsfynydd. Pursuant to the Merger Agreement, First Merger Sub merged with and into Trawsfynydd, pursuant to which Trawsfynydd was the surviving corporation (the “First Merger”). Immediately following the First Merger, Trawsfynydd merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity and a wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, upon the consummation of the Merger on April 1, 2024 (the “Closing”), in exchange for the outstanding shares of capital stock of Trawsfynydd immediately prior to the effective time of the First Merger, the Company issued to the stockholders of Trawsfynydd an aggregate of (A) 3,549,538 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) and (B) 10,359.0916 shares of Series C Preferred Stock (as defined and described below). Each share of Series C Preferred Stock is convertible into 10,000 shares of Common Stock, subject to certain conditions described below. In addition, the Company assumed all Trawsfynydd stock options immediately outstanding prior to the First Merger, each becoming an option to purchase Common Stock subject to adjustment pursuant to the terms of the Merger Agreement (the “Assumed Options”). No portion of the Assumed Options will be exercisable unless and until the Meeting Proposals (as defined below) are approved by the Company’s stockholders. Once exercisable, the Assumed Options will be exercisable for an aggregate of 454,000 shares of Common Stock. Following the effective time of the Second Merger, the Company’s changed its name to “Traws Pharma, Inc.”

Reference is made to the discussion of the Series C Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Tungsten Partners LLC (“Tungsten”) acted as financial advisor to the Company in connection with the Merger. As partial compensation for services rendered by Tungsten, the Company issued to Tungsten and its affiliates and designees an aggregate of 168,601 shares of Common Stock and 535.46510 shares of Series C Preferred Stock.

Following the Closing of the Merger and the concurrent Financing (described below), the Company had 25,301,009 shares of Common Stock issued and outstanding.

Pursuant to the Merger Agreement, the Company has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of shares of Series C Preferred Stock into shares of Common Stock in accordance with the rules of the Nasdaq Stock Market LLC (the “Conversion Proposal”) and (ii) if deemed necessary or appropriate by the Company or as otherwise required by applicable law or contract, the approval of an amendment to the Company’s certificate of incorporation, as amended (the “Charter”), to authorize sufficient shares of Common Stock for the conversion of Series C Preferred Stock issued pursuant to the Merger Agreement (the “Share Increase Proposal” and together with the Conversion Proposal, the “Meeting Proposals”). In connection with these matters, the Company has agreed to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”).

The Board of Directors of the Company (the “Board”) approved the Merger Agreement and the related transactions, and the consummation of the Merger was not subject to approval of Company stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been filed herewith to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Trawsfynydd. The Merger Agreement contains representations, warranties and covenants that the Company and Trawsfynydd made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between the Company and Trawsfynydd and may be subject to important qualifications and limitations agreed to by the Company and Trawsfynydd in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, the Company and Trawsfynydd entered into stockholder support agreements (the “Company Stockholder Support Agreements”) with certain of the Company’s stockholders (solely in their capacity as stockholders of the Company). Pursuant to the Support Agreements, among other things, each of the Company stockholder parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Meeting Proposals.

The foregoing description of the Company Stockholder Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Company Stockholder Support Agreement, a copy of which is included as Exhibit E to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the execution of the Merger Agreement, the Company and Trawsfynydd entered into stockholder support agreements (the “Trawsfynydd Stockholder Support Agreements”) with all of Trawsfynydd’s stockholders (solely in their capacity as stockholders of the Company). Pursuant to the Trawsfynydd Stockholder Support Agreements, among other things, each of the Trawsfynydd stockholders has agreed to the terms and conditions of the Merger Agreement, waive any dissenters rights and release claims such stockholder may have against the Company and Trawsfynydd.

The foregoing description of the Trawsfynydd Stockholder Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Trawsfynydd Stockholder Support Agreement, a copy of which is included as Exhibit F to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain Trawsfynydd stockholders as of immediately prior to the Closing, and certain directors, officers, and stockholders of the Company as of immediately prior to the Closing entered into lock-up agreements with the Company and Trawsfynydd, pursuant to which each such stockholder agreed to be subject to a 180-day lockup on the sale or transfer of shares of the Company held by each such stockholder at the Closing, including those shares of Common Stock and Series C Preferred Stock (including the shares of Common Stock into which such Series C Preferred Stock is convertible) received by each such stockholder in the Merger (the “Lock-up Agreements”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Lock-up Agreement, a copy of which is included as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Value Rights Agreement

Concurrently with the Closing of the Merger, the Company entered into a contingent value rights agreement (the “CVR Agreement”) with a rights agent (the “Rights Agent”), pursuant to which each holder of Common Stock as of the applicable record date (April 15, 2024), including those holders receiving shares of Common Stock in connection with the Merger, is entitled to one contractual contingent value right (each, a “CVR”) issued by the Company, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Common Stock held by such holder as of the applicable record time (5:00 p.m. ET on April 15, 2024).

When issued, each contingent value right will entitle the holder (the “Holder”) thereof to distributions of the following, pro-rated on a per-CVR basis, during the CVR Term (as defined in the CVR Agreement):

(i)            43.7% of the Net Proceeds (as defined in the CVR Agreement) received by the Company in a given calendar quarter in the event of the sale, license, transfer or disposition of rights to Rigosertib or Narazaciclib (including any such sale or disposition of equity securities in any subsidiary established by the Company to hold any right, title or interest in or to Rigosertib or Narazaciclib); or

(ii)            6.24% of any Net Sales (as defined in the CVR Agreement) for Rigosertib or Narazaciclib by the Company or any of its affiliates in a given calendar quarter.

The distributions in respect of the CVRs will be made on a quarterly basis, and will be subject to a number of deductions, subject to certain exceptions or limitations, including but not limited to for certain taxes and certain out-of-pocket expenses incurred by the Company.

Under the CVR Agreement, the Rights Agent has, and Holders of at least 30% of the CVRs then-outstanding have, certain rights to audit and enforcement on behalf of all Holders of the CVRs.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the CVR Agreement, a copy of which is included as Exhibit D to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement and Securities Purchase Agreement

On April 1, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with TPAV, LLC, an affiliate of Torrey Pines, and OrbiMed Private Investments VIII, LP, an affiliate of OrbiMed Advisors (the “Investors”). Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell an aggregate of (i) 496,935 shares of Common Stock and (ii) 1,578.2120 shares of Series C Preferred Stock (the “PIPE Securities”) for an aggregate purchase price of approximately $14 million (collectively, the “Financing”). Each share of Series C Preferred Stock is convertible into 10,000 shares of Common Stock, as described below. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series C Preferred Stock are set forth in the Certificate of Designation (as defined and described below).

The closing of the Financing occurred concurrently with the closing of the Merger on April 1, 2024 (the “Financing Closing Date”).

The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On April 1, 2024, in connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the holders of Common Stock and Series C Preferred Stock signatory thereto. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC within 90 calendar days following the Financing Closing Date (the “Filing Deadline”), with respect to the shares of Common Stock underlying the PIPE Securities and the Common Stock and Series C Preferred Stock issued to the signatories to the Registration Rights Agreement in the Merger. The Company will use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews the registration statement).

The Company has also agreed to, among other things, indemnify the holders of Common Stock and Series C Preferred Stock signatory thereto, and each of their respective officers, directors, agents, partners, members, managers, stockholders, Affiliates, investment advisers and employees of each of them, each Person who controls any such holder (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the officers, directors, partners, members, managers, stockholders, agents, investment advisers and employees of each such controlling Person under such registration statement from certain liabilities.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 1, 2024, the Company completed its business combination with Trawsfynydd. The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Pursuant to the Merger Agreement, the Company issued shares of Common Stock and Series C Preferred Stock, and pursuant to the Securities Purchase Agreement, the PIPE Securities were issued to the Investors, each of which represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the PIPE Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Such issuances were exempt from the registration requirements of the Securities Act in reliance in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Neither the shares of Common Stock and Series C Preferred Stock issued in the Merger nor the PIPE Securities have been registered under the Securities Act and none of such Securities may be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any of the exhibits attached hereto will constitute an offer to sell or the solicitation of an offer to buy shares of Common Stock, Series C Preferred Stock or any other securities of the Company.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, on April 1, 2024, effective immediately upon the Closing, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, (a) accepted the resignations of Dr. Steven M. Fruchtman, Peter Atadja, Jerome Groopman, and Viren Mehta from the Board; (b) accepted the resignations of Dr. Steven M. Fruchtman and Mark Guerin from their roles of Chief Executive Officer (“CEO”) of the Company and Chief Operating Officer (“COO”) of the Company, respectively; (c) appointed Iain Dukes as a director and Executive Chairman of the Company, Nikolay Savchuk as a director of the Company, and Werner Cautreels as a director of the Company; and (d) appointed Werner Cautreels as the Company’s CEO and Nikolay Savchuk as the Company’s COO. Dr. Steven M. Fruchtman remained as the President of the Company and was appointed Chief Scientific Officer, Oncology and Mark Guerin remained as the Chief Financial Officer of the Company.

Reference is made to the descriptions of such agreements in Item 1.01 of this Current Report on Form 8-K, which are incorporated into this Item 5.02 by reference.

In addition, effective immediately upon the Closing, C. David Pauza was appointed the Company’s Chief Scientific Officer, Virology and Robert Redfield was appointed the Company’s Chief Medical Officer.

Appointment of Werner Cautreels as Director and Chief Executive Officer

On April 1, 2024, the Board appointed Werner Cautreels, age 71, as a director and CEO of the Company, effective as of the Closing. Dr. Werner Cautreels is a highly accomplished biopharmaceutical executive with a core emphasis in research and development in various therapeutic areas, who brings a deep understanding of clinical and regulatory strategy. During his 40-year plus career, his work has touched on cardiovascular, autoimmune, oncology, rare disease, and vaccines. Dr. Cautreels was President and CEO of Selecta Biosciences from July 2010 until 2018. Prior to Selecta Biosciences, Dr. Cautreels served as Global CEO of Solvay Pharmaceuticals until it was acquired by Abbott Laboratories in 2010. Prior to joining Solvay, he worked at Sanofi, Sterling Winthrop and Nycomed-Amersham in a variety of research and development management positions in Europe and the United States. Dr. Cautreels was also a Director of Innogenetics NV (Gent, Belgium) and of Arqule Inc. (Woburn, Massachusetts). Until April 2019, Dr. Cautreels was Director and Chair of the Audit Committee of Galapagos NV (Mechelen, Belgium). Dr. Cautreels currently serves on the board of directors of Third Pole Therapeutics, a privately held company developing critical life-sustaining therapies for people living with cardiopulmonary and infectious diseases, and on the advisory board of Thuja Capital, an early-stage venture capital firm. Dr. Cautreels also currently serves as CEO of Cristal Therapeutics (Maastricht, The Netherlands) and Chairman of MRM Health (Gent, Belgium). Dr. Cautreels has a Ph.D. in chemistry from the University of Antwerp, Belgium, and an Executive M.B.A. from Harvard Business School.

There are no arrangements or understandings between Dr. Cautreels and any other person pursuant to which he was selected as a director and an executive officer other than in connection with the Merger as described herein, and there are no family relationships between Dr. Cautreels and any of the Company’s directors or executive officers. Dr. Cautreels has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.

In connection with Dr. Cautreels appointment as CEO, Dr. Cautreels and the Company entered into an employment agreement (the “CEO Employment Agreement”), effective as of the Closing. The CEO Employment Agreement has an initial term of one year, unless terminated sooner by Dr. Cautreels or the Company, and the term renews for additional one year periods, unless either party provides written notice of termination at least 90 days prior to the end of the applicable term. The CEO Employment Agreement provides that Dr. Cautreels will receive an annual base salary of $600,000 and will be eligible to receive discretionary annual bonuses in the amounts and in the form determined by the Board. Dr. Cautreels will be eligible to participate in the Company’s health, retirement, paid time-off and other benefit plans pursuant to the term of such plans.

The CEO Employment Agreement provides for the grant of 200,000 restricted stock units, which grant is intended to be an inducement grant under Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules (the “CEO Inducement Grant”). The CEO Inducement Grant vests as to 25% of the units on each of the first four anniversaries of the date of grant, subject to Dr. Cautreels’ continued employment on the appliable vesting date. The CEO Inducement Grant will be subject to the terms and conditions consistent with the CEO Employment Agreement and other terms and conditions consistent with like grants made to other senior executives of the Company.

Under the CEO Employment Agreement, if Dr. Cautreels’ employment is terminated by the Company without cause or by Dr. Cautreels for good reason (as each term is defined in the CEO Employment Agreement) prior to a change in control of the Company or following the first anniversary of a change in control of the Company, Dr. Cautreels will be eligible to receive the following severance benefits, if he signs and does not revoke an effective release of claims: (i) to the extent approved, accrued, and unpaid, the annual bonus (if any) with respect to the fiscal year ended immediately prior to Dr. Cautreels’ termination of employment; (ii) the sum of (x) his base salary, plus (y) any target bonus; (iii) accelerated vesting of any outstanding unvested equity awards that vest based on continued service; and (iv) Company-paid COBRA benefits for up to 12 months following termination of employment.

If Dr. Cautreels’ employment is terminated by the Company without cause or by Dr. Cautreels for good reason upon or within the one-year period following a change in control of the Company, Dr. Cautreels will be eligible to receive the following severance benefits, if he signs and does not revoke an effective release of claims: (i) to the extent approved, accrued, and unpaid, the annual bonus (if any) with respect to the fiscal year ended immediately prior to Dr. Cautreels’ termination of employment; (ii) one and one-half times the sum of (x) his base salary, plus (y) any target bonus; (iii) accelerated vesting of any outstanding unvested equity awards that vest based on continued service; and (iv) Company-paid COBRA benefits for up to 18 months following termination of employment.

In the event that Dr. Cautreels’ employment terminates for any reason, including by the Company with or without cause, by Dr. Cautreels with or without good reason, or due to Mr. Cautreel’s death or disability, Dr. Cautreels (or his spouse or estate, as applicable, in the event of his death) will be entitled to receive the balance of any accrued but unpaid base salary, unreimbursed expenses, and unused, accrued vacation time through his termination date.

Pursuant to the terms of the CEO Employment Agreement, Dr. Cautreels is subject to customary restrictive covenants, including: (i) a duty not to compete with the Company for the 12-month period following his termination of employment, (ii) an obligation not to solicit any director, officer, employee, or agent of the Company for the 12-month period following his termination of employment, and (iii) an agreement to assign his rights, title, and interest in and to any and all inventions created during his employment with the Company.

The foregoing summary of the CEO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CEO Employment Agreement. The full text of the CEO Employment Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Iain Dukes as Executive Chairman

On April 1, 2024, the Board appointed Iain Dukes, age 65, as Executive Chairman of the Company, effective as of the Closing. Dr. Dukes is a Venture Partner of OrbiMed, a global investment firm, since 2016. He previously served as Senior Vice President and Head of Business Development and Licensing for Merck Research Laboratories. Prior to joining Merck, Dr. Dukes was Vice President of External Research and Development at Amgen. He has also served as President and Chief Executive Officer, as well as a member of the Board of Directors of Essentialis Therapeutics, a clinical stage biotechnology company focused on the development of breakthrough medicines for the treatment of rare metabolic diseases. Previously, Dr. Dukes was Vice President of Scientific and Technology Licensing at GlaxoSmithKline, and he held various positions at Glaxo Wellcome, including Head of Exploratory Development for Metabolic and Urogenital Diseases and Head of Ion Channel Drug Discovery Group. Dr. Dukes is currently the chairman of the board of directors of Iovance Biotherapeutics, Inc. (Nasdaq: IOVA) and Executive Chairman of Angiex Inc. and also serves on the board of directors of Ikena Oncology (Nasdaq: IKNA), NeRRe Therapeutics, ENYO Therapeutics, Feldan Therapeutics and Rathlin Therapeutics. Dr. Dukes  also co-founded and serves on the board of directors of Kartos Therapeutics, and co-founded Telios Pharma, where he serves as President. He holds an M.A in Jurisprudence. and D.Phil. from the University of Oxford, an M.Sc. in Cardiovascular Studies from the University of Leeds, and a B.Sc.. in Pharmacology from the University of Bath.

There are no arrangements or understandings between Dr. Dukes and any other person pursuant to which he was selected as a director and an executive officer other than in connection with the Merger as described herein, and there are no family relationships between Dr. Dukes and any of the Company’s directors or executive officers. Other than as described below, Dr. Dukes has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.

Trawsfynydd entered into that certain Master Research and Development Agreement Expert Systems, Inc. (“Expert Systems”), dated September 1, 2022, pursuant to which Expert Systems provides consulting services and preclinical drug development services to Trawsfynydd. Dr. Dukes is a stockholder of Expert Systems and a member of Expert Systems’ board of directors.

Trawsfynydd entered into that certain Master Research and Development Agreement with Viriom, Inc. (“Viriom”), dated January 5, 2022, pursuant to which Viriom provides service related to the research and development in the area of virology. Trawsfynydd also entered into that certain License Agreement with Viriom, dated January 20, 2023, pursuant to which Trawsfynydd licensed certain intellectual property from Viriom. Dr. Dukes is a stockholder of Viriom and a member of its board of directors.

In connection with Dr. Dukes’ appointment as Executive Chairman of the Company, he has entered into an offer letter with the Company (the “Dukes Offer Letter”), effective as of the Closing. The Dukes Offer Letter provides that Dr. Dukes will be an employee at-will. Pursuant to the Dukes Offer Letter, Dr. Dukes will receive an annual base salary of $350,000 and will be eligible to receive a discretionary annual bonus in the amount and in the form determined by the Board. In addition, Dr. Dukes will be eligible to participate in the Company’s health, retirement, and other benefit plans in accordance with the terms of such plans. Dr. Dukes, as Executive Chairman, will report to the Board.

Under the Dukes Offer Letter, Dr. Dukes received a restricted stock unit award with respect to 67,500 restricted stock units of the Company, which are intended to be inducement grants under Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules, and vests as to 25% of the units on each of the first four anniversaries of the date of grant, subject to continued employment on the applicable vesting date.

The foregoing description of the Dukes Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Dukes Offer Letter, the form of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Nikolay Savchuk as Director and Chief Operating Officer

On April 1, 2024, the Board appointed Nikolay Savchuk, age 55, as a director and COO of the Company, effective as of the Closing. Dr. Savchuk is the co-founder and Managing Member at Torrey Pines Investment LLC, a life-science investment company, since 2002. Dr. Savchuk is also the Managing General Partner of Teal Ventures, LP, a venture capital firm focused on early-stage investing in health technology, since October 2018. Prior to joining life science investment and research in the United States, Dr. Savchuk was a fond of and held various business and research management positions in the IT industry with companies in Singapore and Russia. Dr. Savchuk is currently the chairman of the board of directors of Viriom Inc., a company dedicated to advancing a pipeline of effective and affordable treatments for diseases of global interest, and chairman of the board of directors of ChemDiv Inc., a company dedicated to partnering in discovery and development of breakthrough therapies based on its unique chem-bio platforms. Dr. Savchuk obtained his M.S. degree in physics and his Ph.D. in applied mathematics from Moscow Institute of Physics and Technology.

There are no arrangements or understandings between Dr. Savchuk and any other person pursuant to which he was selected as a director and an executive officer other than in connection with the Merger as described herein, and there are no family relationships between Dr. Savchuk and any of the Company’s directors or executive officers. Other than as described below, Dr. Savchuk has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.

Trawsfynydd entered into that certain Master Research And Development Agreement with ChemDiv, Inc. (“ChemDiv”), dated September 23, 2022, pursuant to which ChemDiv provides services related to preclinical drug discovery to Trawsfynydd. Dr. Savchuk is a stockholder of ChemDiv and a member of its board of directors.

Trawsfynydd entered into that certain Master Research and Development Agreement with Viriom, dated January 5, 2022, pursuant to which Viriom provides service related to the research and development in the area of virology. Trawsfynydd also entered into that certain License Agreement with Viriom, dated January 20, 2023, pursuant to which Trawsfynydd licensed certain intellectual property from Viriom. Dr. Savchuk is a stockholder of Viriom and a member of its board of directors.

Trawsfynydd also entered into the Securities Purchase Agreement with TPAV, LLC, which is managed by Dr. Savchuk. Reference is made to the description of the Securities Purchase Agreement in Item 1.01 of this Current Report on Form 8-K, which is incorporated into this Item 5.02 by reference.

In connection with Dr. Savchuk’s appointment as Executive Chairman of the Company, he has entered into an offer letter with the Company (the “Savchuk Offer Letter”), effective as of the Closing. The Savchuk Offer Letter provides that Dr. Savchuk will be an employee at-will. Pursuant to the Savchuk Offer Letter, Dr. Savchuk will receive an annual base salary of $350,000 and will be eligible to receive a discretionary annual bonus in the amount and in the form determined by the Board. In addition, Dr. Savchuk will be eligible to participate in the Company’s health, retirement, and other benefit plans in accordance with the terms of such plans. Dr. Savchuk will report to the CEO of the Company.

Under the Savchuk Offer Letter, Dr. Savchuk received a restricted stock unit award with respect to 67,500 restricted stock units of the Company, which are intended to be inducement grants under Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules and vests as to 25% of the units on each of the first four anniversaries of the date of grant, subject to continued employment on the applicable vesting date.

The foregoing description of the Savchuk Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Savchuk Offer Letter, the form of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

In connection with the appointment of each of Dr. Cautreels, Dr. Dukes and Dr. Savchuk entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

On April 1, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series C Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with the Merger referenced in Item 1.01 above. The Certificate of Designation provides for the designation of shares of the Company’s Series C Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”).

Holders of Series C Preferred Stock are entitled to receive dividends on shares of Series C Preferred Stock equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock.

Except as otherwise required by law, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Charter or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series C Preferred Stock, (iii) prior to the earlier of stockholder approval of the Conversion or the six-month anniversary of the Closing, consummate either: (A) any Fundamental Transaction (as in the Certificate of Designation) or (B) any stock sale to, or any merger, consolidation or other business combination of the Company with or into, another entity in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.

The Series C Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Following stockholder approval of the Conversion Proposal, each share of Series C Preferred Stock will automatically convert into 10,000 shares of Common Stock, subject to certain limitations, including that a holder of Series C Preferred Stock is prohibited from converting shares of Series C Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The Series C Preferred Stock is redeemable for cash at the option of the holder thereof at any time following the date that is six months after the initial issuance of the Series C Preferred Stock or following any failure to deliver shares of Common Stock in accordance with the terms of the Series C Preferred Stock, at a price per share equal to the then-current fair value of the Series C Preferred Stock, as described in the Certificate of Designation.

The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certificate of Amendment

On April 2, 2024, the Company changed its name to Traws Pharma, Inc. pursuant to a certificate of amendment to its Tenth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Name Change”). Pursuant to the Delaware General Corporation Law, a stockholder vote was not necessary to effectuate the Name Change and it does not affect the rights of the Company’s stockholders.

In addition, effective at the open of market trading on April 3, 2024, the Company’s Common Stock ceased trading under the ticker symbol “ONTX” and began trading on the Nasdaq Stock Market under the ticker symbol “TRAW”.

A copy of the Company’s Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation is filed as Exhibit 3.2 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Press Release

On April 2, 2024, the Company issued a press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired

The financial statements required by this Item, with respect to the Merger described in Item 2.01 herein, are expected to be filed by amendment as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

(b) Pro forma financial information

The pro forma financial information required by this Item, with respect to the Merger described in Item 2.01 herein, are expected to be filed by amendment as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

Forward Looking Statements

Any statements in this Current Report about the future expectations, plans and prospects of the Company, including without limitation, statements regarding: the Merger, stockholder approval of the conversion of the Series C Preferred Stock, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to those set forth under the caption “Risk Factors” in this Current Report on Form 8-K and in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented by its subsequent Quarterly Reports on Form 10-Q and in other filings that makes with the SEC. In addition, any forward-looking statements included in this Current Report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this Current Report.

No Offer or Solicitation; Important Information About the Merger and Where to Find It

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company or Trawsfynydd, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

The Company expects to file a proxy statement with the SEC relating to the Meeting Proposals. The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the Meeting Proposals as they become available because they will contain important information about the Merger Agreement and related transactions and the Meeting Proposals to be voted upon. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

The Company, Trawsfynydd, and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company’s directors and executive officers is available in the Company’s Definitive Proxy Statement filed with the SEC on June 7, 2023 under “Proposal One – Election of Directors.”. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated April 1, 2024, by and among the Onconova Therapeutics, Inc., Traws Merger Sub I, Inc., Traws Merger Sub II, LLC, and Trawsfynydd Therapeutics, Inc.

3.1	Certificate of Designation of Series C Non-Voting Convertible Preferred Stock of Onconova Therapeutics, Inc., dated April 1, 2024.

3.2	Certificate of Amendment to Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc., as amended, dated April 2, 2024.

10.1*	Securities Purchase Agreement, dated April 1, 2024, by and among the Onconova Therapeutics, Inc., OrbiMed and TorreyPines.

10.2	Registration Rights Agreement, dated April 1, 2024, by and among the Onconova Therapeutics, Inc., OrbiMed and TorreyPines.

10.3	Employment Agreement, dated April 1, 2024, by and between Onconova Therpeutics, Inc. and Werner Cautreels.

10.4	Form of Offer Letter

99.1	Press Release of Traws Pharma, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAWS PHARMA, Inc.

Date: April 3, 2024	By:	/s/ MARK GUERIN
Mark Guerin
Chief Financial Officer